As filed with the Securities and Exchange Commission on October 10, 2012

Registration No. 333-184121

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AutoGenomics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3826	80-0252299
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2980 Scott Street

Vista, California 92081

(760) 477-2248

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Fareed Kureshy

President and Chief Executive Officer

AutoGenomics, Inc.

2980 Scott Street

Vista, California 92081

(760) 477-2248

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy to:

Todd A. Hentges Timothy R. Rupp Bingham McCutchen LLP 600 Anton Boulevard, 18th Floor Costa Mesa, CA 92626-7653 (714) 830-0600	Charles S. Kim Sean M. Clayton Cooley LLP 4401 Eastgate Mall San Diego, CA 92121-1909 (858) 550-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Explanatory Note

AutoGenomics, Inc. has prepared this Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-184121) for the purpose of filing with the Securities and Exchange Commission Exhibit 16.1 to the Registration Statement and amending the disclosures in the Exhibit Index to the Registration Statement. This Amendment No. 1 does not modify or change any provision of, or add to, the Prospectus that forms a part of the Registration Statement (such Prospectus is not included herein) or to Items 13, 14, 15, 16 or 17 of Part II of the Registration Statement.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vista, State of California, on this day of October 10, 2012.

AUTOGENOMICS, INC.

By:	/s/ Fareed Kureshy
Fareed Kureshy
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the dates indicated below.

Name	Title	Date

/s/ Fareed Kureshy Fareed Kureshy	Chairman, President, Chief Executive Officer and Director (principal executive officer)	October 10, 2012

/s/ Thomas V. Hennessey, Jr. Thomas V. Hennessey, Jr.	Chief Operating Officer, Chief Financial Officer and Director (principal financial officer and principal accounting officer)	October 10, 2012

/s/ Stephen Allison* Stephen Allison	Director	October 10, 2012

/s/ Charles Birmingham* Charles Birmingham	Director	October 10, 2012

/s/ William H. Davidson, D.B.A.* William H. Davidson, D.B.A.	Director	October 10, 2012

/s/ Laurence M. Demers, Ph.D.* Laurence M. Demers, Ph.D.	Director	October 10, 2012

/s/ Donald E. Pogorzelski* Donald E. Pogorzelski	Director	October 10, 2012

/s/ Eugene J. Zurlo* Eugene J. Zurlo	Director	October 10, 2012

*By	/s/ Fareed Kureshy
Fareed Kureshy
Attorney-in-fact

Exhibit Index

Exhibit Number	Exhibit Description

1.1**	Form of Underwriting Agreement

3.1*	Certificate of Incorporation of the Registrant

3.2*	Certificate of Designation of Series E Preferred Stock of the Registrant

3.3*	Amended and Restated Bylaws of the Registrant

4.1**	Form of Common Stock Certificate

4.2*	Subordinated Promissory Note (No. 200907-001), issued by the Registrant to Tregale Group Ltd in the principal amount of $1,500,000

4.3*	Subordinated Promissory Note (No. 200907-002), issued by the Registrant to Tregale Group Ltd in the principal amount of $1,571,014

4.4*	Subordinated Promissory Note (No. 200908-001), issued by the Registrant to Scott GRAT No. 5 in the principal amount of $2,000,000

4.5*	Agreement to Furnish Debt Instruments

5.1**	Form of opinion of Bingham McCutchen LLP, related to the shares of common stock being sold in the initial public offering.

10.1*	Indemnification Agreement dated April 28, 2010, by and between the Registrant and Ram Vairavan (all other Indemnification Agreements, which are substantially identical in all material respects, except as to the parties thereto and the dates of execution, are omitted pursuant to Instruction 2 to Item 601 of Regulation S-K)

10.2*f	2000 Equity Incentive Plan and forms of agreements relating thereto

10.3*f	Form of Common Stock Option Agreement used for certain grants outside of the 2000 Equity Incentive Plan

10.4*f	2008 Equity Incentive Award Plan and form of stock option agreement relating thereto

10.5*f	2008 Employee Stock Purchase Plan

10.6**	Director Compensation Policy

10.7*	Registration Rights Agreement dated July 19, 2006, by and among the Registrant, MESA Development Inc. of Nevada and the purchasers of the Registrant’s Series C Convertible Preferred Stock

10.8*	License Agreement dated April 14, 2006, between the Registrant and Mayo Foundation for Medical Education and Research

10.9*	Nonexclusive Patent License Agreement dated April 14, 2006, between the Registrant and the Mayo Foundation for Medical Education and Research

10.10*	Standard Industrial/Commercial Single Tenant Lease dated February 12, 2009, by and between PCCP DJ Ortho, LLC (“PCCP”) and the Registrant (the “Vista Lease”)

10.11*	First Amendment to Vista Lease dated August 6, 2009 by and between PCCP and the Registrant; Second Amendment to Vista Lease dated August 13, 2010 by and between PCCP and the Registrant; Third Amendment to Vista Lease dated March 14, 2011 by and between PCCP and the Registrant; Fourth Amendment to Vista Lease dated May 20, 2011 by and between PCCP and the Registrant; Fifth Amendment to Vista Lease dated July 26, 2011 by and between PCCP and the Registrant; Sixth Amendment to Vista Lease dated December 1, 2011 by and between PCCP and the Registrant; Seventh Amendment to Vista Lease dated March 30, 2012 by and between PCCP and the Registrant; and Eighth Amendment to Vista Lease dated July 1, 2012 by and between PCCP and the Registrant

Exhibit Number	Exhibit Description

10.12*	Subordinated Promissory Note (No. 200809-010), issued by the Registrant to William Davidson in the principal amount of $100,000 (all other Subordinated Promissory Notes which are substantially identical in all material respects to this Subordinated Promissory Note, except as to the parties thereto, dates of issuance, principal amounts, interest rates and maturity dates, are omitted pursuant to Instruction 2 to Item 601 of Regulation S-K)

10.13*	Subordinated Promissory Note (No. 201003-001), issued by the Registrant to Elissa Kenna Trust in the principal amount of $500,000 (all other Subordinated Promissory Notes which are substantially identical in all material respects to this Subordinated Promissory Note, except as to the parties thereto, dates of issuance, principal amounts and maturity dates, are omitted pursuant to Instruction 2 of Item 601 of Regulation S-K)

10.14*	Warrant to Purchase Common Stock (No. CS-05), dated March 21, 2007, issued to AR Properties (all other Warrants to Purchase Common Stock which are substantially identical in all material respects to this Warrant to Purchase Common Stock, except as to the parties thereto, dates of issuance, number of warrant shares, exercise prices, vesting periods and expiration dates, are omitted pursuant to Instruction 2 of Item 601 of Regulation S-K)

10.15*	Warrant to Purchase Common Stock (No. 201004-010), dated April 15, 2010, issued to Terrance A Noonan (all other Warrants to Purchase Common Stock which are substantially identical in all material respects to this Warrant to Purchase Common Stock, except as to the parties thereto, dates of issuance, number of warrant shares, exercise prices and expiration dates, are omitted pursuant to Instruction 2 of Item 601 of Regulation S-K)

10.16*	Warrant to Purchase Common Stock (No. 200908-001), dated August 19, 2009, issued to Scott GRAT No. 5

10.17*	Warrant to Purchase Common Stock (No. 201003-001), dated March 9, 2010, issued to Elissa Kenna Trust (all other Warrants to Purchase Common Stock which are substantially identical in all material respects to this Warrant to Purchase Common Stock, except as to the parties thereto, dates of issuance, number of warrant shares and expiration dates, are omitted pursuant to Instruction 2 of Item 601 of Regulation S-K)

10.18*	Warrant to Purchase Preferred Stock (No. C-01), dated December 30, 2005, issued to The Rue Family Trust dtd 2-10-89, Michael M. Rue, Trustee (all other Warrants to Purchase Preferred stock which are substantially identical in all material respects to this Warrant to Purchase Preferred Stock, except as to the parties thereto, dates of issuance, number of warrant shares and expiration dates, are omitted pursuant to Instruction 2 of Item 601 of Regulation S-K)

10.19*	Warrant to Purchase Series C Convertible Preferred Stock (No. C2-01), dated July 19, 2006, issued to Robert A. Levin (all other Warrants to Purchase Series C Convertible Preferred Stock which are substantially identical in all material respects to this Warrant to Purchase Series C Convertible Preferred Stock, except as to the parties thereto, dates of issuance, number of warrant shares and expiration dates, are omitted pursuant to Instruction 2 of Item 601 of Regulation S-K)

10.20*	Warrant to Purchase Common Stock (No. E-01), dated November 29, 2011, issued to Roland F. Smith (all other Warrants to Purchase Common Stock that are substantially identical in all material respects to this Warrant to Purchase Common Stock, except as to number of warrant shares, are omitted pursuant to Instruction 2 of Item 601 of Regulation S-K)

16.1	Letter regarding change in certifying accountant

Exhibit Number	Exhibit Description

23.1*	Consent of Independent Registered Public Accounting Firm

23.2**	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

*	Previously filed.
**	To be filed by amendment.
f	Indicates a management contract or compensatory plan or arrangement.